UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1. On April 20, 2006, the President of the Registrant, acting pursuant to Article II section 2 of the Registrant’s By-laws, having received a demand of shareholders holding in excess of 15% of the issued and outstanding shares of the Registrant, called a Special Meeting (the “Meeting”) of the common shareholders of Skye International, Inc., (“Skye”) to be held on May 31, 2006, at 10:00 a.m., Mountain Standard Time (MST), at the offices of the Registrant at 7150 West Erie Street, Chandler, AZ, for the following purposes:

a.	To elect directors of Skye to hold office until the succeeding Annual General Meeting of Shareholders.

b.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The record date for purposes of determining those persons entitled to vote at the Meeting shall be the close of business on May 3, 2006.

2. On April 20, 2006, the Board of Directors of the Skye accepted the resignation of William Papazian as Skye’s Chairman of the Board. Mr. Papazian will continue to be a Director of Skye.

3. On April 20, 2006 the Board of Directors of Skye appointed Mark Chester as Skye’s Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.
April 24, 2006	By: _____________________________ Gregg C. Johnson, Secretary